Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 (File No.333-171954, 333-150268, 333-185065) of our report dated September 29, 2014, relating to the consolidated financial statements of ZBB Energy Corporation, which includes an explanatory paragraph relating to ZBB Energy Corporation's ability to continue as a going concern, and appearing in the Annual Report on Form 10-K of ZBB Energy Corporation for the year ended June 30, 2014.

/s/ Baker Tilly Virchow Krause, LLP

Milwaukee, Wisconsin
December 8, 2014